Exhibit 3.5

EXECUTION COPY

THIRD AMENDMENT TO LLC OPERATING AGREEMENT

THIS THIRD AMENDMENT (the “Amendment”) TO THE LLC Agreement (defined below) is made and entered into as of April 5, 2011 by and among UAW RETIREE MEDICAL BENEFITS TRUST (“VEBA”) and UAW VEBA HOLDCO CH-00, LLC, UAW VEBA HOLDCO CH-01, LLC, UAW VEBA HOLDCO CH-02, LLC, UAW VEBA HOLDCO CH-03, LLC, UAW VEBA HOLDCO CH-04, LLC, UAW VEBA HOLDCO CH-05, LLC, UAW VEBA HOLDCO CH-06, LLC, UAW VEBA HOLDCO CH-07, LLC, UAW VEBA HOLDCO CH-08, LLC, UAW VEBA HOLDCO CH-09, LLC, UAW VEBA HOLDCO CH-10, LLC, UAW VEBA HOLDCO CH-11 LLC and UAW VEBA HOLDCO CH-12, LLC (collectively, the “VEBA Holdcos”), FIAT NORTH AMERICA LLC (“Fiat”), THE UNITED STATES DEPARTMENT OF THE TREASURY (“US Treasury”), and CANADA CH INVESTMENT CORPORATION (FORMERLY NAMED 7169931 CANADA, INC.)(“Canada” and, together with VEBA and VEBA Holdcos, Fiat and US Treasury, the “Parties”).

WHEREAS, the Parties have formed Chrysler Group LLC (the “Company”), a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., as amended from time to time (the “Act”), which is governed by an amended and restated limited liability company agreement dated as of June 10, 2009, a First Amendment thereto dated as of August 7, 2009, and a Second Amendment thereto dated as of January 29, 2010 (as so amended, the “LLC Agreement”), in accordance with the provisions of the Act governing the business and affairs of the Company and the conduct of its business;

WHEREAS, in order to modify the definition of the Non-NAFTA Distribution Event to avoid costs and operational risks to the Company associated with the event pursuant to its original terms, the Board of Directors of the Company has approved this Amendment in accordance with the requirements of and has determined to adopt this Amendment pursuant to its authority under, Section 5.8 of the LLC Agreement subject to the execution and delivery of this amendment to the LLC Agreement by the Parties; and

WHEREAS, each of the Parties approves this Amendment;

NOW, THEREFORE, the Parties, by execution of this Amendment, agree as follows. Any capitalized terms used herein and not defined shall have the meanings set forth in the LLC Agreement:

ARTICLE I

AMENDMENTS TO THE LLC AGREEMENT

Section 1.1. Section 3.4(b) of the LLC Agreement is hereby amended and restated in its entirety as follows:

“(b) Upon (A) the Company recording cumulative revenues following the date of this Agreement of $1,500,000,000 or more, as reported in the Company’s quarterly financial statements, annual financial statements, or monthly management financial reports (in each case, as prepared and delivered as contemplated by Section 12.4) attributable to the

Company’s sales made outside of the NAFTA Countries following the date of this Agreement and (B) three (3) Business Days following delivery to each Member of: (i) an executed copy of a distribution agreement term sheet by and between the Company and Fiat Group Automobiles S.p.A. or its Affiliates, substantially similar in form and substance to the agreement attached hereto as Exhibit A, which shall (a) cover in the aggregate at least ninety percent (90%) of the total Fiat Group Automobiles S.p.A. dealers selling passenger vehicles in the European Union pursuant to which such dealers will have the right to carry one or more Company products (which may include Company products rebadged under any Fiat Group Automobiles S.p.A. brand name) and (b) obligate the Company and Fiat Group Automobiles S.p.A to pool their vehicle fleets to mitigate financial penalties assessed on Company products sold in the European Union due to CO2 emissions in a manner that complies with applicable Laws; (ii) an executed copy of a distribution agreement term sheet by and between the Company and Fiat Group Automobiles S.p.A. or its Affiliates, substantially similar in form and substance to the agreement attached hereto as Exhibit B, which shall cover in the aggregate at least ninety percent (90%) of the total Fiat Group Automobiles S.p.A. dealers selling passenger vehicles in Brazil pursuant to which such dealers will have the right to carry one or more Company products (which may include Company products rebadged under any Fiat Group Automobiles S.p.A. brand name); and (iii) an executed copy of a technology license agreement by and between the Company and Fiat Group Automobiles S.p.A. or its Affiliates, substantially similar in form and substance to the agreement attached hereto as Exhibit C, which shall compensate the Company for use of its technology by Fiat Group Automobiles S.p.A or its Affiliates outside of the NAFTA Countries ((A) and (B), together, the “Non-NAFTA Distribution Event”).”

ARTICLE II

MISCELLANEOUS

Section 2.1. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

The Parties agree that any and all disputes hereunder shall be resolved in accordance with the provisions of Sections 15.12, 15.13 and 15.14 of the LLC Agreement.

Section 2.2. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. In making proof hereof it will be necessary to produce only one copy hereof signed by the Party to be charged.

Section 2.3. Separability of Provision. Each provision of this Amendment shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future Law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and legal.

Section 2.4. Entire Understanding. This Amendment contains the entire understanding between and among the Parties and supersedes any prior understandings and agreements between and among them exclusively respecting the subject matter of this Amendment. Failure by any party hereto to enforce any covenant, duty, agreement, term or condition of this Amendment, or to exercise any right hereunder, shall not be construed as thereafter waiving such covenant, duty, term, condition or right; and in no event shall any course of dealing, custom or usage of trade modify, alter or supplement any term of this Amendment.

Section 2.5. Full Force and Effect. Except as expressly amended herein, all other terms and provisions of the LLC Agreement, as previously amended as of June 10, 2009, August 7, 2009, and January 29, 2010 shall remain in full force and effect and are hereby ratified and confirmed in all respects.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amendment as of the date first written above.

UAW RETIREE MEDICAL BENEFITS TRUST

By:	/s/ Alain Lebec
Name: Alain Lebec
Title: Independent Fiduciary

[Signature Page to Third Amendment to LLC Operating Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amendment as of the date first written above.

UAW VEBA HOLDCO CH-00, LLC
UAW VEBA HOLDCO CH-01, LLC
UAW VEBA HOLDCO CH-02, LLC
UAW VEBA HOLDCO CH-03, LLC
UAW VEBA HOLDCO CH-04, LLC
UAW VEBA HOLDCO CH-05, LLC
UAW VEBA HOLDCO CH-06, LLC
UAW VEBA HOLDCO CH-07, LLC
UAW VEBA HOLDCO CH-08, LLC
UAW VEBA HOLDCO CH-09, LLC
UAW VEBA HOLDCO CH-10, LLC
UAW VEBA HOLDCO CH-11, LLC
UAW VEBA HOLDCO CH-12, LLC

BY ITS SOLE MEMBER, UAW RETIREE MEDICAL BENEFITS TRUST

By:	/s/ Alain Lebec
Name: Alain Lebec
Title: Independent Fiduciary

[Signature Page to Third Amendment to LLC Operating Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amendment as of the date first written above.

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Timothy G. Massad
Name: Timothy G. Massad
	Title:	Acting Assistant Secretary for Financial Stability

[Signature Page to Third Amendment to LLC Operating Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amendment as of the date first written above.

CANADA CH INVESTMENT CORPORATION

By:	/s/ Michael Carter
Name:
Title: President

By:
Name:
Title:

[Signature Page to Third Amendment to LLC Operating Agreement]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Amendment as of the date first written above.

FIAT NORTH AMERICA LLC

By:	/s/ Silvia Vernetti
Name: Silvia Vernetti
Title: Chairman of the Board of Directors

[Signature Page to Third Amendment to LLC Operating Agreement]

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